UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (412) 837-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2025, Smith Micro Software, Inc. (the “Company”) announced the appointment of Timothy C. Huffmyer as Vice President, Chief Operating Officer and Chief Financial Officer of the Company, effective June 9, 2025. In his capacity as Chief Financial Officer, Mr. Huffmyer will succeed James M. Kempton, who will depart from the Company on June 6, 2025. Effective on June 9, 2025, Mr. Huffmyer will also serve as the Company’s Treasurer, as well as its principal financial officer and principal accounting officer.
Mr. Huffmyer, age 51, has served as Chief Financial Officer of Urgent.ly Inc., a leading connected mobility assistance software platform provider, since September 2021. From June 2017 to September 2021, Mr. Huffmyer served as the Company’s Vice President and Chief Financial Officer. Earlier in his career, Mr. Huffmyer served in succeeding roles at Black Box Corporation, an IT solutions company, from January 2008 to June 2017, including Vice President, Chief Financial Officer and Treasurer and Director of Finance. Mr. Huffmyer received his B.A. in Accounting from Michigan State University.
There are no arrangements or understandings between Mr. Huffmyer and any other persons pursuant to which Mr. Huffmyer was selected as the Vice President, Chief Operating Officer and Chief Financial Officer of the Company. There are no family relationships between Mr. Huffmyer and any director or executive officer of the Company, and Mr. Huffmyer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.
In connection with Mr. Huffmyer’s appointment, on May 21, 2025, the Company entered into an offer letter (the “Offer Letter”) with him, which provides that he will receive an annual base salary of $400,000 (subject to an initial 10% reduction as described in the Offer Letter), and will be eligible to participate in the Company’s discretionary corporate incentive bonus program with annual targeted bonus of $150,000, a discretionary cash bonus program with targeted annual bonus amount of $40,000, and, subject to compensation committee approval, an annual restricted stock award grant targeted at 125,000 restricted shares of Company common stock. Mr. Huffmyer will also receive an initial grant of 50,000 fully vested shares of Company common stock at the time he begins his employment. Mr. Huffmyer will be eligible to participate in the Company’s standard benefits programs. A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Offer Letter.
Item 7.01Regulation FD Disclosure.
On May 27, 2025, the Company issued a press release regarding the management changes described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
The information in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Offer Letter
99.1	Press Release dated May 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: May 27, 2025	By:	/s/ William W. Smith, Jr.
William W. Smith, Jr.
Chairman, President and Chief Executive Officer